Exhibit 99.1

MAYVILLE ENGINEERING COMPANY ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

MILWAUKEE, Wis., May 19, 2026 – Mayville Engineering Company (NYSE: MEC) (the “Company” or “MEC”), a leading value-added provider of design, prototyping and manufacturing solutions serving diverse end markets, today announced that it has commenced an underwritten public offering of shares of its common stock. All of the shares are being offered by MEC. In addition, MEC expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock sold in the public offering at the public offering price, less underwriting discounts and commissions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

William Blair & Company, L.L.C. and Craig-Hallum Capital Group LLC are acting as lead book-running managers for the offering.

MEC intends to use the net proceeds from the offering, if completed, for reducing amounts outstanding under its senior secured revolving credit facility, capital expenditures focused on relevant growth sectors and working capital and general corporate purposes. A portion of the amounts expected to be repaid under the Company’s senior secured revolving credit facility are attributable to amounts borrowed to complete the Accu-fab acquisition, which MEC completed in July 2025. The Company’s senior secured revolving credit facility matures on June 28, 2028 and, as of March 31, 2026, the interest rate of such facility was 6.42%.

The shares are being offered by MEC pursuant to a shelf registration statement that was filed with the Securities and Exchange Commission (“SEC”) on March 7, 2024, as amended by Amendment No. 1 filed with the SEC on May 8, 2024 and declared effective by the SEC on May 20, 2024. The offering will be made only by means of a written prospectus supplement and the accompanying prospectus that form part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and copies of the preliminary prospectus supplement relating to the offering may be obtained for free by visiting the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained by contacting: William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, Illinois 60606, by telephone at 1-800-621-0687 or by email at prospectus@williamblair.com and Craig-Hallum Capital Group LLC, Attention: Equity Capital Markets, 323 N Washington Ave., Suite 300, Minneapolis, MN 55401, by telephone at (612) 334-6300 or by email at prospectus@chlm.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT MAYVILLE ENGINEERING COMPANY

Founded in 1945, MEC is a leading U.S.-based, vertically-integrated, value-added manufacturing partner providing a full suite of manufacturing solutions from concept to production, including design, prototyping and tooling, fabrication, aluminum extrusion, coating, assembly and aftermarket components. Our customers operate in diverse end markets, including heavy- and medium-duty commercial vehicles, construction & access equipment, powersports, datacenter & critical power, agriculture, military and other end markets. Along with process engineering and development services, MEC maintains an extensive manufacturing infrastructure with 27 facilities, of which 22 are in use, across nine states. These facilities make it possible to offer conventional and CNC (computer numerical control) stamping, shearing, fiber laser cutting, forming, drilling, tapping, grinding, tube bending, machining, welding, assembly, and logistic services. MEC also possesses a broad range of finishing capabilities including shot blasting, e-coating, powder coating, wet spray and military grade chemical agent resistant coating (CARC) painting. For more information, please visit www.mecinc.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the grant to the underwriters of an option to purchase additional shares. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “confident,” “prospects,” “project,” “continuing,” “ongoing,” “believe,” “intend,” “may,” “will,” “should,” “could,” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all and other factors discussed in the “Risk Factors” section of the preliminary prospectus supplement to be filed with the SEC, MEC’s Annual Report on Form 10-K filed with the SEC on March 4, 2026, and the risks described in other filings that MEC may make with the SEC. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. MEC disclaims all obligations to update any forward-looking statements.

INVESTOR CONTACT

Stefan Neely or Brian Hawthorne

(615) 844-6248

MEC@val-adv.com